UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2005

PRIMAL SOLUTIONS, INC.

(Exact name of registrant as specified in its chapter)

Delaware	333-46494	36-4170318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18881 Von Karman Avenue

Suite 500

Irvine, California  92612

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:   (949) 260-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 2, 2005, Wireless Billing Systems, a California corporation (“Wireless”) and wholly-owned subsidiary of Primal Solutions, Inc., a Delaware corporation (“Primal”), on one hand, and Lightbridge, Inc. (“Lightbridge”), successor-in-interest to Corsair Communications, Inc. (the “2005 Amended Note”), on the other hand, entered into that certain 2005 Amended and Restated Secured Promissory Note (the “2005 Amended Note”).  The 2005 Amended Note, which is effective as of June 30, 2005, amends and restates that certain 2004 Amended and Restated Secured Promissory Note dated March 27, 2004 between Wireless and Lightbridge (the “2004 Amended Note”) and provides for a restructured repayment schedule of the aggregate principal and interest outstanding under the 2004 Amended Note.  A copy of the 2005 Amended Note is attached hereto as Exhibit 10.1.

In connection with the execution and delivery of the 2005 Amended Note, Primal entered into that certain Confirmation of Guaranty dated August 2, 2005 (the “2005 Guaranty”), which confirms that Primal’s guaranty of Wireless’ obligations under the 2004 Amended Note pursuant to that certain Guaranty dated March 27, 2004 shall continue in effect and shall include Wireless’ obligations under the 2005 Amended Note.  A copy of the 2005 Guaranty is attached hereto as Exhibit 10.2.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit	Description of Exhibit

10.1	2005 Amended and Restated Secured Promissory Note, dated August 2, 2005 made by Wireless Billing Systems, a wholly-owned subsidiary of Primal Solutions, Inc. in favor of Lightbridge, Inc.

10.2	Confirmation of Guaranty by dated August 2, 2005, by and between Primal Solutions, Inc. and Lightbridge, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2005	PRIMAL SOLUTIONS, INC.

	By:	/s/ William C. Bousema
William C. Bousema
Chief Financial Officer and Secretary

Exhibit Index

Exhibit	Description of Exhibit

10.1	2005 Amended and Restated Secured Promissory Note, dated August 2, 2005 made by Wireless Billing Systems, a wholly-owned subsidiary of Primal Solutions, Inc. in favor of Lightbridge, Inc.

10.2	Confirmation of Guaranty by dated August 2, 2005, by and between Primal Solutions, Inc. and Lightbridge, Inc.